SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         D-LANZ DEVELOPMENT GROUP, INC.
             (Exact name of registrant as specified in Its charter)

                               DELAWARE 11-1717709
                    (State of Incorporation) (I.R.S. Employer
                             Identification Number)

                       400 Grove St., Glen Rock, NJ 07452
               (Address of Principal Executive Office) (Zip Code)

                 COMPENSATION AGREEMENT WITH SOUND CAPITAL, INC.
             COMPENSATION AGREEMENT WITH THURCON CAPITAL CORPORATION
                            (Full title of the plan)

              Roger L. Fidler, 400 Grove St., Glen Rock, NJ 07452
                     (Name and address of agent for service)

                                 (201) 445-8862
                     Telephone number, including area code,
                              of agent for service


                                                    Calculation of Registration Fee

---------------------- -------------------- --------------------- --------------------- --------------------
                                              Proposed maximum      Proposed maximum
 Title of securities                         offering price per    aggregate offering
  to be registered        Amount to be              unit                 price               Amount of
                           registered                                                    registration fee
---------------------- -------------------- --------------------- --------------------- --------------------
Common Stock, par        300,000 shares           $0.31(1)           $100,000.00(1)             $31
value $.001
per         share
---------------------- -------------------- --------------------- --------------------- --------------------
---------------------- -------------------- --------------------- --------------------- --------------------

---------------------- -------------------- --------------------- --------------------- --------------------

     (1) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(g)(2), the price of securities of the same class included in this registration statement.

                        PART I - INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS

                         D-LANZ DEVELOPMENT GROUP, INC.
                         300,000 SHARES OF COMMON STOCK
                                (PAR VALUE $.001)
                                ----------------

     The 300,000 shares of Common Stock, $.001 par value, of D-Lanz Development Group, Inc. (the "Company") (collectively, the "Shares") to which this Prospectus relates will be sold by the Company from time to time, or at any one time, in negotiated transactions as compensation in lieu of cash pursuant to Compensation Agreements with or in payment of services previously rendered from various consultants to the Company. The costs of registering the Shares under the Securities Act, estimated at $1,060.00, will be paid by the Company. The Company will not receive any proceeds from the sale of the 300,000 Shares, but will benefit from the services rendered under the Compensation Agreements.

     As of May 13, 1998, the Common Stock is traded through the Over The Counter Market under the symbol "DLNZ." The last reported sales price for the Common Stock on May 14, 1998 was $0.31 per share.

                                ----------------

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS AND RECIPIENTS OF THE SHARES OFFERED HEREBY.

                                ----------------
     THE COMPANY.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                                ----------------

                  The date of this Prospectus is May 13, 1998

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OR ISSUANCE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                ----------------

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The Company is filing with the Commission, 450 Fifth Street, N.W.Washington, D.C. 20549, a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof, which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 without charge or copied upon request to the Public Reference Section of the Commission and payment of the prescribed fee. This Registration Statement has been filed electronically through the Electronic Data Gathering Analysis and Retrieval system (EDGAR) and is publicly available through the Commission's web site (http://www.sec.gov). Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company's (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, (ii) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and June 30, 1997, and (iii) the Current Report on Form 8K, filed by the Company on December 1, 1997 are incorporated in and made a constituent part of this Prospectus by reference. All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares of Common Stock to which the Prospectus relates shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of filing.

     Any statement contained in a document incorporated or deemed to beincorporated by reference herein shall be deemed to be modified and superceded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein modifies or replaces such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

     UPON WRITTEN OR ORAL REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON WHO RECEIVES A COPY OF THIS PROSPECTUS, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE HEREIN. ANY SUCH REQUEST SHOULD BE MADE TO THE ATTENTION OF ROGER L. FIDLER, ESQ. AT D-LANZ DEVELOPMENT GROUP, INC., 400 GROVE ST., GLEN ROCK, NJ, 07452, TELEPHONE NO. (201) 457-1221.

                                   THE COMPANY

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus may contain various "forward-looking statements," within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), that are based on management's beliefs, and assumptions, as well as information currently available to management. When used in this document, the words "anticipate," "estimate," "expect," "will" and similar expressions may identify forward-looking statements. Although the Company believes that the expectations reflected in any such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Any such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or financial condition may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company's results, performance or financial condition are fluctuations in the economy; the degree and nature of competition; demand for the Company's products; changes in laws and regulations affecting the Company's business; and the Company's ability to recruit and retain individuals with the requisite technological expertise to continue to develop new products and enhancements to existing products, to expand into new markets, and to transition successfully from a development stage company to an operating company and other matters described in "Risk Factors" and elsewhere in this Prospectus.

                                    OVERVIEW

THE COMPANY

     D-Lanz Development Group, Inc., a development stage company commenced business activities as a partnership in 1947 and was incorporated on December 5, 1952, under the name Osrow Products Company, Inc. Effective December 1, 1972, Osrow Products Company, Inc., a New York Corporation, merged into OSR Corporation, a Delaware corporation. OSR was incorporated on June 28, 1972. OSR was formed solely for the purpose of having Osrow Product Company's state of incorporation changed from New York to Delaware and its name changed from Osrow Products Company, Inc. to OSR Corporation. On May 17, 1988, the Company amended its certificate of incorporation, changing its name to Resort Connections, Inc. and changing the total authorized capital stock to 55,000,000 of which 50,000,000 shares are common stock with a par value of $.001 per share and 5,000,000 shares are preferred stock with a par value of $.001 per share. On January 30, 1990, the Company amended its certificate of incorporation to change its name to D-Lanz Development Group, Inc., and to change the aggregate number of shares of stock the Company may issue to 100,000,000 shares of which 50,000,000 are common stock with a par value of $.001 per share and 50,000,000 shares are preferred stock with a par value of $.001 per share. On May 6, 1988, the company restated the number of common stock outstanding by reverse splitting the number of shares 1 for 4 from 6,2205,970 to 1,551,394.

     On September 30, 1997, the Registrant acquired the assets of Health Technologies International, Inc. ("HTI"), a private New Jersey corporation, in exchange for 8,448,606 shares of the Registrant's common stock. HTI was controlled by Roger Fidler, President of the Registrant. Through the acquisition of HTI, the Company acquired the rights to purchase under license the exclusive rights in Chile and Singapore (the "Territory") to manufacture and market a breast thermal activity indicator ("BTAI") device ("the Licensed Device").

THE COMPANY'S PRODUCT AND PLAN OF DISTRIBUTION

     The Licensed Device is a non-invasive, easy to use, low cost, adjunctive test to be used by primary care physicians, gynecologists and other medical specialists as part of a breast disease monitoring program along with breast self- examination ("BSE"), palpation and (depending on a patient's age, family history and other factors) mammography and other established clinical procedures including ultrasound and/or biopsy. An important feature of the Licensed Device is that the results will be immediately available to the physician while the patient is "on site" at the point of care in the physician's office, clinic, hospital and/or mammography center. If the Licensed Device indicates that there is unilateral breast thermal activity (i.e., in one breast only), the physician is alerted to the possibility of a physiological condition, including thermally active cancer. The Licensed Device has received marketing clearance under
Section 510(k) of the Food, Drug and Cosmetic Act (the "FDC" Act ) from the United States Food and Drug Administration ("FDA") by Humascan, Inc., the licensee of the same technology in the United States. The Company's product has not yet been submitted for approval to the appropriate regulatory agencies in either Chile or Singapore.

     As breast cancer cells multiply, excessive heat is often generated. This heat is most often conveyed to the surface of the breast resulting in the temperature of the skin of a particular area of one breast being elevated from between 2 degrees and 6 degrees Fahrenheit versus the temperature of the same area of the other breast. The Licensed Device permits the measurement and comparison of temperature variances between three mirror-image sections of each breast, thus indicating the possibility of either proliferating thermally active breast cancer cells or certain types of thermally active breast disease which may require medical treatment.

     The Company intends initially to market the Licensed Device to primary care physicians, gynecologists and other medical specialists throughout Chile and Singapore. Pursuant to this strategy, the Company is searching for local companies to enter into supply and distribution agreements in the licensed territories.

     The Licensed device consists of a pair of mirror-image, non-invasive, lightweight, disposable soft pads, each of which has three wafer-thin segments containing columns of heat sensitive chemical sensor dots that change color from blue to pink reflecting an 8.5 degree temperature range between 90 degrees to
98.5 degrees Fahrenheit. When placed over a woman's breasts inside her brassiere for a period of 15 minutes, the Licensed device registers skin temperature variations due to heat conducted from within the breast tissue to the surface of the skin. By comparing the mirror-image temperature differences between the two breasts registered by the Licensed device, the physician can objectively quantify if there is abnormal unilateral breast thermal activity, which is considered significant if there is a 2o Fahrenheit or more temperature difference between each breast in the same mirror-image location. Based on clinical studies at major medical centers, the threshold tumor size that resulted in significant skin temperature differences detectable with the Licensed device was as small as five millimeters in size. In contrast, according to industry sources, the majority of breast tumors are, on average, at least 15 millimeters or larger before they are palpable by most experienced clinicians.

     The equipment that the Company will use to manufacture the Licensed Device will be constructed by a medical engineering contractor and is expected to be operational within one year of the start of construction. The Company anticipates that the Licensed Device will be sold to distributors for prices ranging from &8 per unit to $15 per unit. Final selling price will depend upon whether the product is sold "OTC" or through physicians.


INDUSTRY BACKGROUND

     Breast cancer is one of the most common cancers among women and, notwithstanding existing methods of detection, is currently the leading cause of death among women between the ages of 35 and 54 in the United States. The American Cancer Society estimates that in 1996 approximately 184,300 new cases of breast cancer are expected to be diagnosed and approximately 44,300 women are expected to die from the disease in the United States alone. Although the causes of breast cancer are unknown and there is no known method of prevention, survival rates are highest, and the likelihood of recurrence is lowest, if the cancer is diagnosed and treated at its earliest stages. According to the National Cancer Institute, the five-year survival rate decreases from more than 90% to 72% after the cancer has spread to the lymph nodes and to 18% after it has spread to other soft-tissue organs. Government spending for, and public awareness of, early screening and diagnosis of breast cancer has increased substantially in recent years. In fact, breast cancer screening is generally recommended as a routine part of preventive health care for over 90 million women in the United States. Industry sources estimate that approximately 11.3 million mammograms and 800,000 surgical biopsies were performed in the United States in 1994 (the last year for which such data is available from the Centers For Disease Control). Moreover, the Physicians' Insurers Association report for 1995 indicated that, during such year, failure to diagnose breast cancer was the most common source of malpractice complaint among patients with breast cancer and the second most expensive type of claim, with an average indemnity payment of $301,460 during the six months preceding such report.

CLINICAL TESTING

     From 1980 to 1984, clinical data from the use of the Licensed Device was collected on 3,262 women of all ages in five separate clinical trials at six institutions and hospitals, all in the United States, including M.D. Anderson Hospital and Tumor Institute ("M.D. Anderson"), Brottman Memorial Hospital
(UCLA) ("Brottman"), Georgetown University School of Medicine, Memorial Sloan-Kettering Hospital ("Sloan-Kettering") and Guttman Cancer Diagnostic Institute ("Guttman Diagnostic"). The key results of the principal trial, one involving multiple sites, were as follows:


TRIAL (Guttman Diagnostic)

   o The Licensed device versus Clinical Screening for "Suspicion of Cancer" (using mammography and clinical breast examination) - The trial involved 2,805 women:

   o 99 women were judged positive for "suspicion of cancer" based solely on the standard screening methods, i.e., mammography and clinical breast examination. Of the 99 women, 86 had positive breast thermal activity based on the Licensed device results, for a sensitivity index (agreement on positives with the standard clinical screening methods) of 86.9%.

   o Biopsy results confirmed cancer in 15 women, 13 of whom had positive breast thermal activity based on the Licensed device results, for a sensitivity index (agreement on positives with biopsy) of 86.7%.

   o 2,706 women were judged negative using the standard clinical screening methods. 2,340 women were found to have no breast thermal activity based on the Licensed device results, for a specificity index (agreement on negatives with the standard screening methods) of 86.5% for no "suspicion of cancer." Comparatively, in clinical screening for "suspicion of breast cancer," mammography has a reported specificity of 90.0% and sensitivity of 78.0% to 96.0%, while clinical breast examination has a reported specificity of 57.0% to 70.0% and BSE has a reported specificity of 20.0% to 30.0%.


HISTORY OF THE LICENSED PRODUCT

     The BTAI was patented in 1980 by Zsigmond L. Sagi, Ph.D. ("Dr. Sagi"), who assigned the patents relating to the device, then called the "Breast Cancer Screening Indicator," to a private company called BCSI Laboratories, Inc. ("BCSI"). In 1980, BCSI was acquired by Faberge, Incorporated ("Faberge") and work on the BTAI continued. FDA authorization to market the BTAI was granted in 1984. By that time, Faberge had constructed a plant and the necessary machinery to commence commercial production of the BTAI. In 1985, Faberge was acquired in a hostile takeover by McGregor Industries ("McGregor"). Following the acquisition, McGregor reportedly discontinued work on many of the new business projects Faberge had been pursuing, including the BTAI, but retained ownership of the patent to, and regulatory approvals for, the BTAI. In 1986 Scantek Medical Corp. ("SMC") was formed by Dr. Sagi and purchased all BCSI. In 1991, the assets of SMC (including the patent rights and regulatory approvals for the Licensed device) were acquired by Scantek Medical, Inc. ("Scantek"). In 1997, Scantek granted a license to the Company to manufacture and market the Licensed Device in Chile and Singapore.



Plan Of Operation

     The Company has an exclusive license to manufacture, market and sell a breast abnormality indicator in Chile and Singapore. Over the next twelve months the Company intends to begin a series of steps which hopefully will lead to the utilization of this license. The Company intends to apply for all approvals needed to begin sales of the Company's product in these countries, to arrange for a medical product distributor in these countries to carry the Company's product, and to set up a manufacturing facility for the product in one or both of the countries in which the company holds an exclusive license. In order to set up this plant, the Company will be require to raise additional funds to pay for the as of yet unascertained costs of setting up the manufacturing and marketing systems envisioned. The minor administrative costs for the Company have been and will in all likelihood continue to be borne by the Company's President during 1998, until such time as the Company makes more active efforts to implement its marketing and manufacturing plans.


                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution and should be made only by persons who can afford a loss of their entire investment. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby.

     Absence of Operating History; Development Stage; Stockholders' Deficit; No Revenues; Continuing Losses. The Company commenced its current business (See Business of the Company) in December, 1997, has no operating history and is in the development stage. As such, the Company is subject to all of the business risks associated with a new enterprise, including constraints on the Company's resources, lack of established creditor relationships and uncertainties regarding product development and future revenues. Since its inception, the Company has been engaged only in development activities and raising capital. The Company has not derived any revenue from operations and has incurred losses since inception. The Company does not anticipate deriving any revenue from operations until such time as the Company's licensed device is available for commercial delivery. The Company anticipates incurring significant costs in connection with bringing the Company's licensed device to market, including costs relating to the establishment of its manufacturing facility and the establishment of its marketing program. The Company's ability to operate its business successfully will depend, in part, on a variety of factors, many of which are outside the Company's control, including governmental programs and requirements in Chile and Singapore, physician and consumer preferences, regulatory requirements, plant and equipment repair and maintenance requirements, competition and changes in raw material supplies and suppliers. The likelihood of success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and early phase of operation of a new business and the competitive environment in which it will operate. There can be no assurance regarding whether or when the Company will successfully implement its business plan or that the Company will achieve profitability by generating sufficient revenues to offset anticipated costs. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation."

     Significant Capital Requirements; Need for Additional Financing. The Company's capital requirements in connection with its product development and marketing activities will be significant. The Company has been dependent upon the proceeds of sales of its securities to private investors to fund its initial development activities. Since the Company is not currently generating any revenue from operations, it is dependent on the proceeds of this Offering to continue development activities. The Company's future liquidity and capital funding requirements will depend on numerous factors, including the results of clinical studies, the extent to which the licensed device gains market acceptance, the costs and timing of expansion of sales, marketing and manufacturing activities and competition. There can be no assurance that additional capital, if needed, will be available on terms acceptable to the Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, will likely include restrictive covenants. The failure of the Company to raise capital on acceptable terms when needed could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation--Liquidity and Capital Resources."

     Dependence Upon a Single Product. The Company's licensed device is currently the Company's only product and will account for substantially all of the Company's revenue, if any, for the foreseeable future. The Company's licensed device was approved by FDA in January 1984 under Section 510(k) of the FDC Act ("510(k) Market Rights") to be marketed for use by physicians as an adjunct to routine physical examination, including palpation, mammography and other established procedures for the detection of breast disease, but has not yet been commercially introduced. There can be no assurance that, when manufactured, the device will be effective or that it will be more effective than competing products or technologies, capable of being manufactured in commercial quantities at acceptable costs or successfully marketed. If the device is not successfully commercialized, it is likely that the Company's business operations would cease.



     Uncertainty of Market Acceptance; Certain Thermographic Applications Not Accepted. The Company's success will be substantially dependent upon, among other factors, the market acceptance of the Company's licensed device. The Company has not yet commenced marketing activities or conducted market or feasibility studies with respect to the device. The Company believes that market acceptance of the device will depend, in part, upon the Company's ability to demonstrate to physicians the clinical benefits, safety, efficacy and cost-effectiveness of the device. Prior thermographic devices which, unlike the device, involved imaging rather than measurement of temperature differences, did not perform as intended. In 1983, the Office of Health Technology Assessment ("OHTA") of the Department of Health and Human Services issued a report stating that thermography needed further development and should not be used alone for diagnostic screening as an alternative to mammography. In 1984, the Health Care Financing Administration ("HCFA") withdrew coverage for thermography under Medicare and Medicaid as a diagnostic screening method. In 1991, based upon reports which addressed the use of thermography in neurological and musculoskeletal conditions, the American Medical Association ("AMA") passed a resolution stating that thermography had not been proven to have value as a medical diagnostic test. In 1992, HCFA withdrew Medicare and Medicaid reimbursement for all other uses of thermography. In 1993, the AMA adopted a resolution stating that the use of thermography for diagnostic purposes could not be recommended at that time. Although the Company's licensed device is adjunctive and is not to be used for diagnosis of breast disease, the OHTA, HCFA and AMA positions against the use of thermography as a diagnostic tool may cause confusion among physicians. The Company will need to demonstrate that the licensed device is an effective adjunct to diagnostic procedures. In the event that the licensed device fails to achieve significant market acceptance, it is likely that the Company's business operations would cease. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation."

     No Manufacturing Experience; Dependence on Zigmed, Inc. The Company has no experience in manufacturing, and has not yet manufactured the licensed device. If the Company is unable to manufacture the device, the Company would not be able to commercialize it, in which event, it is likely that the Company's business operations would cease. If the Company encounters manufacturing difficulties, including problems involving production yields, quality control and assurance, shortages of components or shortages of qualified personnel, it could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there is no assurance that the Company will be able to manufacture the device in accordance with FDA's current Good Manufacturing Practice ("CGMP") regulations. The Company has entered into a contract (the "Turnkey Construction Contract") with Zigmed for the turnkey construction of its licensed device production machinery (the "Production Line") and is dependent on Zigmed for the construction of the Production Line. In the event Zigmed fails to complete the Production Line, the Company would be forced to complete the Production Line itself or pay another contractor to complete it. Unless the Production Line is substantially completed by Zigmed, it is unlikely that the Company could complete the Production Line itself, and there can be no assurance that the Company could find another contractor willing to complete the Production Line or complete it at a cost acceptable to the Company. Failure by Zigmed to complete the Production Line would, and failure by Zigmed to complete it as scheduled could, have a material adverse effect on the Company. Zigmed is controlled by Zsigmond G. Sagi, the son of Dr. Sagi, the Chairman of the Board of Scantek.

     Termination of License Agreement if Certain Threshold Royalties are not Earned. The Company has licensed the rights to the licensed device from Scantek pursuant to a license agreement dated as of August 15, 1996, as amended March 5, 1997 (the "License Agreement"). The License Agreement provides that the Company is to pay minimum royalties of $80,000, $200,000 and $300,000 respectively, in the first three years in which the device is sold and $400,000 in the fourth and subsequent years. There is no assurance that the device will be commercialized successfully, or that threshold royalties will be earned. Any such termination of the License Agreement for failure to earn threshold royalties would be likely to cause the Company's business operations to cease. See "Business--License Agreement."

     Lack of Marketing Experience; Dependence on Unascertainable Companies; The Company currently has no marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market the licensed device. The Company's ability to generate revenue from the sale of the device will be dependent upon, among other things, its ability to manage an effective sales organization. The Company will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with local companies in its designated license areas. The Company has not yet entered into distribution agreements in its licensed territories, yet will be significantly dependent on the companies ultimately contracted with for distribution and sales. Failure of these companies to perform as anticipated would have a material adverse effect on the Company's operations. In addition, there can be no assurance that the Company will be able to market or sell its products effectively through independent sales representatives, through arrangements with some other outside sales force, or through strategic partners. See "Business--Marketing and Distribution."

     Foreign Government Regulation. The Company's products and manufacturing activities are subject to extensive foreign government regulation. The regulation of medical devices varies from country to country. USFDA approval is sometimes accepted as proof of efficacy in Chile and Singapore. There can be no assurances that regulatory registration will be effected within an acceptable time frame. Failure to achieve registration for sale of the BTAI will materially and adversely effect the Company.

     Competition; Technological Obsolescence. The Company is not aware of any low-cost devices currently on the market which compete with the Company's licensed device. Nevertheless, the Company's potential competitors may succeed in developing products that are more effective or less costly than the Company's products, and such competitors may also prove to be more successful than the Company in manufacturing, marketing and sales. Some of the Company's potential competitors may be large, well-financed and established companies that have greater resources for research and development, manufacturing and marketing than the Company and, therefore, may be better able than the Company to compete for a share of the market even in areas in which the Company may have superior technology. It is also possible that there will be technological changes or developments by competitors which will render the device noncompetitive or obsolete.

     Dependence on Qualified Personnel. The success of the Company is dependent on the continued efforts of Roger L. Fidler, the Company's President and Chief Executive Officer. The loss of Mr. Fidler's services could have a material adverse effect on the Company's operations. The success of the Company is also dependent upon its ability to hire and retain additional qualified scientific, managerial and manufacturing personnel. Competition for personnel is intense in the medical device manufacturing industry. There can be no assurance that the Company will be able to attract and retain qualified personnel.

     Lack of Patent Protection; Neither the Company nor the Licensor of the licensed device which the Company intends to manufacture has patented the Company's licensed device in Chile or Singapore. Therefore, the Company must rely on trade secrets, to protect its technology. There can be no assurances that trade secrets will be established, that secrecy obligations will be honored, or that others will not independently develop similar or superior technology. To the extent that consultants, key employees, or other parties apply technological information independently developed by them or by others to Company products, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of the Company. There is no assurance that the Company will be able to prevent competitors from using the same or similar marks, concepts or appearance or will have the financial resources to protect its marks against infringing use. The Company does not currently intend to apply for patents on the licensed device in Chile or Singapore. In the event that patent protection is not obtained, the business of the Company may be materially and adversely affected.

     Product Liability. The nature of the Company's products may expose the Company to product liability risks. The Company currently does not maintain product liability insurance coverage. Although the Company plans to obtain product liability insurance before sales of the licensed device begin, such insurance is becoming increasingly expensive and there can be no assurance that the Company will be able to obtain or maintain such insurance on acceptable terms or that such insurance, if obtained, will provide adequate coverage against product liability claims. While no product liability claims have been brought against the Company to date, a successful product liability claim against the Company in excess of its insurance coverage could have a material adverse effect on the Company.

     Risks Associated with an International License. The Company is only licensed to sell the licensed product in Chile and Singapore. Thus, the Company is required to create a strategy which will require it to run operations exclusively in foreign markets. To date, the Company has no experience in creating localized versions of its products and marketing and distributing its products internationally. There can be no assurance that the Company or the entities with which it partners in these international markets will be able to successfully manufacture, market, sell and deliver the Company's licensed products in these markets. In addition to the uncertainty as to the Company's ability to operate with an international presence, there are certain risks inherent in doing business on an international level which could adversely impact the success of the Company's international operations. These risks include technical difficulty in localizing the products for the specific territories, changes in regulatory requirements, export restrictions, export controls relating to encryption technology, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world and potentially adverse tax consequences. In some cases, the prohibitive costs of telephones, telephone lines, high speed links and other communications access may exclude whole countries. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, operating results and financial condition. Concentration of Stock Ownership. The present directors, executive officers and their respective affiliates are the beneficial owners of approximately 63.6% of the outstanding Common stock and upon completion of this offering, the present directors, executive officers and their respective affiliates will beneficially own approximately 63.28% of the outstanding Common Stock. As a result, these stockholders are and will be able to exercise absolute control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the company.

     Potential Conflicts of Interest. In connection with its acquisition of the technology relating to the licensed device, the Company entered into the License Agreement with Scantek and the Turnkey Construction Contract with Zigmed. Upon completion of this Offering, Scantek will own beneficially approximately 20% of the Company's outstanding Common Stock. Zigmed is controlled by Zsigmond G. Sagi, the son of Dr. Sagi, the Chairman of the Board of Scantek. These relationships could result in conflicts of interest and none of Scantek, Dr. Sagi or Zigmed is under any obligation to resolve such conflicts in favor of the Company. In connection with this Offering, the Company has adopted a policy whereby all future transactions between the Company and its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained in arm's length transactions from unaffiliated third parties. However, until such directors have been employed, this will not be effective.

     Shares Eligible for Future Sale. Future sales of shares of Common Stock by existing stockholders, or optionholders or warrantholders upon exercise of their options or warrants, pursuant to Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, could have an adverse effect on the price of shares of Common Stock. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Common Stock. Each of the Company, the existing stockholders and all holders of options, warrants or other securities exchangeable for or convertible into Common Stock have entered into certain lock-up agreements with the Representative.


     Absence of Dividends. The Company has never paid a dividend on the Common Stock and does not expect to pay any dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

                                 USE OF PROCEEDS

     The Company will only receive nominal proceeds from the sale of the 300,000 of the Shares to be registered under this registration Statement ($3,000) but will benefit from the services rendered under the Compensation Agreements. The Company anticipates that it will use such gross proceeds for general corporate and working capital purposes.


                              PLAN OF DISTRIBUTION

     As soon as reasonably practicable, after the filing of this Registration Statement, the Shares to which this Prospectus relates will be issued by the Company from time to time, or at any one time, as compensation pursuant to negotiated Compensation Agreements the following consultants ("Consultants") to the Company and in the following amounts.

CONSULTANT                       AMOUNT OF SHARES
150,000                          Sound Capital, Inc.                     .
150,000                          Thurcon Capital, Inc
---------

     All 300,000 Of the Shares will be issued at $0.01 per share in lieu of cash compensation for services rendered and to be rendered, at a purchase price of $0.01 per share and for which the Company will receive aggregate gross proceeds of $3,000. Upon issuance, all Shares will be duly authorized, validly issued, fully paid and non-assessable. All Shares are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and shall not have any restrictions on resale. See also Item 4, Description of Securities.


Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

                        PART II - INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (File No. 000-05367) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB and 10-KSB for the fiscal year ended December 31, 1997;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998 and the Registrant's Current Report on Form 8K, filed by the Registrant on December 1, 1997; and

     (c)  See Item 4, Description of Securities below.

     All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.



Item 4. Description of Securities.

     The Common Stock of the Registrant is registered under Section 12(g) of the Exchange Act.

     All of the 300,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), offered hereby are being offered by D-Lanz Development Group, Inc. (the "Registrant"). As of May 13, 1998, the Common Stock is traded through the Over The Counter Market under the symbol "DLNZ" The last reported sales price for the Common Stock on May 13, 1998 was $0.31 per share.

     The Registrant is authorized to issue 55,000,000 shares of which 50,000,000 shares are common stock with a par value of $.001 per share and 5,000,000 shares are preferred stock with a par value of $.001 per share. As of the date hereof, the Registrant had 10,000,000 shares of Common Stock outstanding held of record by approximately 800 holders. No shares of Preferred Stock are currently outstanding. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Registrant, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby upon issuance, will be, duly authorized, validly issued, fully paid and nonassessable.

     The Registrant's Restated Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Registrant's Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Registrant. Although the Registrant has no present intention to issue any shares of Preferred Stock, there can be no assurance that the Registrant will not do so in the future. If the Registrant issues shares of Preferred Stock, the issuance may have a dilutive effect upon the holders of the Registrant's Common Stock, including the purchasers of the shares being offered hereby.



Item 5. Interests of Named Experts and Counsel.

     Roger L. Fidler, Esq., has passed upon the legality under the law of Delaware, the state in which the Company is incorporated, of the Common Stock of the Company being offered hereby. Mr. Fidler is the majority holder of the Company's common stock, holding 6,360,000 shares of the Common Stock of the Company.



Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the extent permitted by the provisions of the Delaware statute in its charter and by-laws. See Item 9, "Undertakings."


Item 7. Exemption from Registration Claimed.

         Not Applicable.Item

8. Exhibits.

NUMBER          DESCRIPTION
4.01            Articles Of Incorporation**
4.02            Certificate Of Amendment To The Articles Of Incorporation**
4.03            By laws**
5.01            Opinion of Roger L. Fidler, Esq. counsel to the registrant, as to the legality of the common stock being offered.*
15.01           Letter Re Unaudited Interim Financial Information*
24.01           Consents Of Experts And Counsel**
99.01           Compensation Agreement with Thurcon Capital Corp.*
99.02           Compensation Agreement with Sound Capital, Inc.*


     *  Filed  herewith.
     ** Incorporated by reference to Exhibit 3.X to Registrant's Annual Report on Form 10-KSB for the years ended December 31, 1995, 1996, and 1997.


Item 9. Undertakings

     The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of theSecurities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on May 13, 1998.

D-LANZ DEVELOPMENT GROUP, INC.

By:  /s/Roger L. Fidler
               Roger L. Fidler
               President, Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

By:  /s/Roger Fidler            By:  /s/Jay Hait
     Roger Fidler, President            Jay Hait, Secretary

May 13, 1998                      May 13, 1998




     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on May 13, 1998.




By:  /s/Roger Fidler
     Roger Fidler, President

               Exhibit 5.01


May 15, 1998
D-Lanz Development Group, Inc.
400 Grove St.
Glen Rock, NJ  07452


Gentlemen:

     I have acted as counsel to D-Lanz Development Group, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 300,000 shares of Common Stock, par value $.001 per share, of the Registrant(the "Shares"), subject to the Compensation Agreements with Thurcon Capital Corp., and Sound Capital, Inc.

     In connection with the foregoing, I have examined, among other things, the Registration Statement and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates, oaths, representations and declarations of officers or other representatives of the Registrant.

     Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued in payment of compensation under such Compensation Agreements will be, when issued, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. Very truly yours, /s/ Roger L. Fidler Roger L. Fidler, Esq.

               Exhibit 15.01

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     I hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of my report dated March 30, 1998 with respect to the consolidated financial statements of D-Lanz Development Group, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997.

/S/Thomas P. Monahan
Thomas P. Monahan, C.P.A.

Hackensack, New Jersey
May 15, 1998

EXHIBIT 99.01


                              CONSULTING AGREEMENT

     This Agreement is entered into this _5th_ day of April, 1998, by and between D-Lanz Development Group, Inc., a Bulletin Board listed corporation
(DLNZ)(hereinafter referred to as Client, Corporation or the Company), having its principal place of business at 400 Grove St., Glen Rock, NJ, 07452,, and Thurcon Capital Corporation, Inc., Suite 2100, 67 Wall Street, New York, NY 10004 (hereinafter referred to as Consultant).

     WHEREAS, Client desires to retain Consultant to advise Client with respect to certain financial, management and public relations matters; and,

     WHEREAS, Consultant wishes to render such consulting services for Client;

     IT IS NOW THEREFORE AGREED that Client hereby employs Consultant to consult with respect to financial, management and public relations matters, explicitly unrelated to cash raising activities, on the terms and conditions set forth hereinafter, in consideration of which ten dollars has been paid in hand, and other good and valuable consideration has been exchanged, the receipt and sufficiency of which is hereby acknowledged, to wit:

     1. Duties of Consultant. Consultant shall use his best efforts and such time as Consultant and Client shall deem to be necessary and/or advisable to advise the Company on financial, management and public relations matters as requested by the Client. The Company acknowledges that Consultant is not required by this Agreement to restrict his services only to the Company and it is further specified that these services are unrelated, and will remain unrelated, to cash raising activities.

     2. Compensation. Upon acceptance of this Agreement, Consultant shall be compensated as follows:

     Consultant shall participate in the Company's Employee Stock Option Program. Pursuant to this program Consultant shall receive options to purchase 150,000 shares at a price of $0.01 per share. These shares will be issued in 50,000 share increments, on April 15, July 15 and October 15 and shall be deemed earned when issued and received by Consultant. These shares so issued shall be registered on Form S-8 as soon after the execution of this agreement as is feasible.

     3. Term and Termination. This Agreement shall be in effect for six months at the end of which term it shall terminate.

     In the event that a prior termination is desired by either party, notice in writing must be provided thirty days before the date of desired termination which shall be the end of the month following receipt of said written notice.

     4. Miscellaneous. This Agreement shall be construed under the laws of the State of New Jersey and any dispute arising from this Agreement shall be resolved by binding arbitration under the then prevailing rules of the American Arbitration Association with the location of the arbitration in Hackensack, New Jersey. Any award arising therefrom shall be enforceable in any court of competent jurisdiction. This Agreement is the total agreement of the parties hereto and shall be binding upon them, their affiliates, heirs, and successors in interest. This Agreement shall not be amended except by a subsequent Agreement in writing signed by all parties hereto. In the event that any portion of this Agreement is found to be unenforceable for any reason, then that part of the Agreement shall be reduced in the most minimal fashion possible to make it enforceable or if unenforceable in total, it shall be severed from this Agreement and the remaining parts of the Agreement shall be enforced. Except as required by law, this Agreement shall not be disclosed by the parties hereto to any other person or entity.


     IT WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

D-LANZ DEVELOPMENT GROUP, INC.      THURCON CAPITAL CORPORATION


BY:_/S/ Roger Fidler____________            BY:__/s/ James Connolly_____________
         Roger Fidler                                         James Connolly
         President                                                     President

EXHIBIT 99.01


                              CONSULTING AGREEMENT

     This Agreement is entered into this _5th___ day of April, 1998, by and between D-Lanz Development Group, Inc., a Bulletin Board listed corporation
(DLNZ)(hereinafter referred to as Client, Corporation or the Company), having its principal place of business at 400 Grove St., Glen Rock, NJ, 07452, and Sound Capital, Inc., Suite 400, 444 Brickell Avenue, Miami, FL 33131 (hereinafter referred to as Consultant).

     WHEREAS, Client desires to retain Consultant to advise Client with respect to certain financial, management and public relations matters; and,

     WHEREAS, Consultant wishes to render such consulting services for Client;

     IT IS NOW THEREFORE AGREED that Client hereby employs Consultant to consult with respect to financial, management and public relations matters, explicitly unrelated to cash raising activities, on the terms and conditions set forth hereinafter, in consideration of which ten dollars has been paid in hand, and other good and valuable consideration has been exchanged, the receipt and sufficiency of which is hereby acknowledged, to wit:

     1. Duties of Consultant. Consultant shall use his best efforts and such time as Consultant and Client shall deem to be necessary and/or advisable to advise the Company on financial, management and public relations matters as requested by the Client. The Company acknowledges that Consultant is not required by this Agreement to restrict his services only to the Company and it is further specified that these services are unrelated, and will remain unrelated, to cash raising activities.

     2. Compensation. Upon acceptance of this Agreement, Consultant shall be compensated as follows:

     A) Consultant shall receive a cash fee for a minimum period of six months of $1,500 per month, with a single additional payment of $1,500 due upon execution of this agreement for expenses. The fee shall be paid monthly in advance.

     B) Consultant shall also participate in the Company's Employee Stock Option Program. Pursuant to this program Consultant shall receive options to purchase 150,000 shares at a price of $0.01 per share. These shares will be issued in 50,000 share increments, on April 15, July 15 and October 15 and shall be deemed earned when issued and received by Consultant. These shares so issued shall be registered on Form S-8 as soon after the execution of this agreement as is feasible.





     3. Term and Termination. This Agreement shall be in effect for six months at the end of which term it shall terminate.

     In the event that a prior termination is desired by either party, notice in writing must be provided thirty days before the date of desired termination which shall be the end of the month following receipt of said written notice.

     4. Miscellaneous. This Agreement shall be construed under the laws of the State of New Jersey and any dispute arising from this Agreement shall be resolved by binding arbitration under the then prevailing rules of the American Arbitration Association with the location of the arbitration in Hackensack, New Jersey. Any award arising therefrom shall be enforceable in any court of competent jurisdiction. This Agreement is the total agreement of the parties hereto and shall be binding upon them, their affiliates, heirs, and successors in interest. This Agreement shall not be amended except by a subsequent Agreement in writing signed by all parties hereto. In the event that any portion of this Agreement is found to be unenforceable for any reason, then that part of the Agreement shall be reduced in the most minimal fashion possible to make it enforceable or if unenforceable in total, it shall be severed from this Agreement and the remaining parts of the Agreement shall be enforced. Except as required by law, this Agreement shall not be disclosed by the parties hereto to any other person or entity.


     IT WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

D-LANZ DEVELOPMENT GROUP, INC.      SOUND CAPITAL, INC.


BY:__/s/Roger Fidler_______________         BY:__/s/ Richard Chanzis___________
         Roger Fidler                                         Richard Chanzis
         President                                                     President